Exhibit 99.1
Trimble Announces Fourth Quarter and Full Year 2025 Results and Initiates 2026 Guidance
•Record annualized recurring revenue, reflecting ongoing execution of the Connect & Scale strategy
•Record fourth quarter and full year gross margins and operating income margins
•Fourth quarter results exceeded expectations
•Establishing full year 2026 guidance
WESTMINSTER, Colo., Feb 10, 2026 - Trimble Inc. (Nasdaq: TRMB) today announced financial results for the fourth quarter and full year 2025.
Fourth Quarter 2025 Financial Highlights
•Revenue of $969.8 million, down 1 percent on a year-over-year basis, up 4 percent on an organic basis
•Annualized recurring revenue ("ARR") was $2.39 billion, up 6 percent year-over-year, up 14% on an organic basis
•GAAP operating income was $216.2 million, 22.3 percent of revenue, and non-GAAP operating income was $313.1 million, 32.3 percent of revenue
•GAAP net income was $156.6 million and non-GAAP net income was $240.8 million
•Diluted earnings per share ("EPS") was $0.65 on a GAAP basis and $1.00 on a non-GAAP basis
•Adjusted EBITDA was $324.8 million, 33.5 percent of revenue
•During the fourth quarter, Trimble repurchased approximately 1.9 million shares for $148.1 million
Executive Quote
"Our fourth quarter results surpassed expectations on both top and bottom lines, punctuating a strong close to 2025 and positioning us well to deliver on our 2027 financial targets," said Rob Painter, president and CEO of Trimble. "For the year, the Trimble team delivered record annualized recurring revenue of $2.39 billion, record fourth quarter revenue of $970 million, with record levels of gross margin and operating margin profitability. We thank all of our Trimble colleagues for their dedication and hard work in 2025, and we look forward to further executing and progressing Connect & Scale in 2026 and beyond."
Fiscal 2025 Financial Highlights
•Revenue of $3,587.3 million, down 3 percent on a year-over-year basis, up 6 percent on an organic basis
•GAAP operating income was $592.0 million, 16.5 percent of revenue, and non-GAAP operating income was $988.1 million, 27.5 percent of revenue
•GAAP net income was $424.0 million and non-GAAP net income was $756.3 million
•Diluted EPS was $1.76 on a GAAP basis, and $3.13 on a non-GAAP basis
•Adjusted EBITDA was $1,046.2 million, 29.2 percent of revenue
•During fiscal 2025, Trimble repurchased approximately 12.2 million shares for $875.4 million.
Forward-Looking Guidance
For the full-year 2026, Trimble expects to report revenue between $3,810 million and $3,910 million, GAAP earnings per share of $2.04 to $2.23, and non-GAAP earnings per share of $3.42 to $3.62. GAAP guidance assumes a tax rate of 22.0 percent and non-GAAP guidance assumes a tax rate of 17.5 percent. Both GAAP and non-GAAP earnings per share assume approximately 239 million shares outstanding.
For the first quarter of 2026, Trimble expects to report revenue between $893 million and $918 million, GAAP earnings per share of $0.32 to $0.36, and non-GAAP earnings per share of $0.69 to $0.74. GAAP guidance assumes a tax rate of 25.0 percent and non-GAAP guidance assumes a tax rate of 17.5 percent. Both GAAP and non-GAAP earnings per share assume approximately 239 million shares outstanding.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on February 10, 2026 at 8:00 a.m. ET to review its fourth quarter and full year 2025 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, https://www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at https://investor.trimble.com. Investors and participants who wish to dial into the call may do so by first registering at https://

events.q4inc.com/analyst/345704027?pwd=d%23tLa2%3C%3D. Upon registration, dial-in details will be sent via email to the registrant. A replay will also be available on the web at the address above.
About Trimble
Trimble is a global technology company that connects the physical and digital worlds, transforming the ways work gets done. With relentless innovation in precise positioning, modeling and data analytics, Trimble enables essential industries including construction, geospatial and transportation. Whether it's helping customers build and maintain infrastructure, design and construct buildings, optimize global supply chains or map the world, Trimble is at the forefront, driving productivity and progress. For more information about Trimble (Nasdaq: TRMB), visit: https://www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results and expectations regarding the execution, impact and potential of the Connect and Scale strategy. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, effectively integrate new acquisitions or consummate divestitures in a timely manner, or get the benefits we are expecting from our joint ventures and partnerships, including with AGCO and Platform Science. The Company's results could also be negatively impacted due to weakness and deterioration in the U.S. and global macroeconomic outlook, including heightened trade tensions and related imposition of tariffs and export control restrictions between the U.S. and its trading partners; supply chain shortages and disruptions; slowing growth, inflationary pressures and fluctuations in interest rates, which may affect demand for our products and services, increase our costs and adversely affect our revenues and profitability; the pace at which our dealers work through their inventory; changes in our distribution channels, adverse geopolitical tensions and volatility and conflict in the political and economic environment and the direct and indirect impact on our business, fluctuations in foreign currency exchange rates; the pace we transition our business model towards a subscription model, the impact and risks of AI and AI-related developments; the impact of acquisitions or divestitures, and our ability to maintain effective internal controls over financial reporting, including our ability to remediate our material weaknesses in our internal controls over financial reporting. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including our quarterly reports on Form 10-Q and our annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Fourth Quarter of		Year of
	2025	2024	2025	2024
Revenue:
Product	$268.3	$288.9	$1,135.2	$1,284.0
Subscription and services	701.5	694.5	2,452.1	2,399.3
Total revenue	969.8	983.4	3,587.3	3,683.3
Cost of sales:
Product	139.5	153.6	576.5	698.3
Subscription and services	115.9	130.0	467.7	495.4
Amortization of purchased intangible assets	16.3	18.6	65.2	93.3
Total cost of sales	271.7	302.2	1,109.4	1,287.0
Gross margin	698.1	681.2	2,477.9	2,396.3
Gross margin (%)	72.0%	69.3%	69.1%	65.1%
Operating expense:
Research and development	156.0	175.0	630.7	662.3
Sales and marketing	175.6	167.4	646.0	603.8
General and administrative	126.5	137.5	483.1	547.9
Restructuring	(3.4)	1.8	19.3	15.9
Amortization of purchased intangible assets	27.2	26.0	106.8	105.7
Total operating expense	481.9	507.7	1,885.9	1,935.6
Operating income	216.2	173.5	592.0	460.7
Non-operating (expense) income, net:
Divestitures (loss) gain, net	(1.2)	(7.1)	3.0	1,687.9
Interest expense, net	(18.7)	(13.3)	(74.4)	(90.7)
Loss from equity method investments, net	(3.0)	(57.4)	(0.2)	(48.1)
Other (loss) income, net	(8.7)	2.1	(11.0)	(3.9)
Total non-operating (expense) income, net	(31.6)	(75.7)	(82.6)	1,545.2
Income before taxes	184.6	97.8	509.4	2,005.9
Income tax provision	28.0	7.6	85.4	501.5
Net income	$156.6	$90.2	$424.0	$1,504.4
Earnings per share:
Basic	$0.66	$0.37	$1.77	$6.13
Diluted	$0.65	$0.36	$1.76	$6.09
Shares used in calculating earnings per share:
Basic	237.4	245.9	239.2	245.5
Diluted	239.8	248.2	241.5	247.2

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

At the End of Year	2025	2024
Assets
Current assets:
Cash and cash equivalents	$253.4	$738.8
Accounts receivable, net	856.0	725.8
Inventories	186.3	194.3
Prepaid expenses	102.7	103.3
Other current assets	233.5	196.2
Assets held for sale	—	312.0
Total current assets	1,631.9	2,270.4
Property and equipment, net	182.8	188.4
Goodwill	5,239.7	4,988.4
Other purchased intangible assets, net	924.1	998.1
Deferred income tax assets	260.0	294.4
Equity investments	610.8	361.0
Other non-current assets	462.7	387.6
Total assets	$9,312.0	$9,488.3
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$168.3	$161.6
Accrued compensation and benefits	211.7	227.2
Deferred revenue	894.0	800.4
Income taxes payable	17.7	325.0
Other current liabilities	211.7	211.2
Liabilities held for sale	—	62.6
Total current liabilities	1,503.4	1,788.0
Long-term debt	1,392.2	1,390.6
Deferred revenue, non-current	104.7	95.6
Deferred income tax liabilities	190.5	199.9
Other non-current liabilities	285.0	268.9
Total liabilities	3,475.8	3,743.0
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	2,437.9	2,369.4
Retained earnings	3,387.6	3,757.6
Accumulated other comprehensive income (loss)	10.5	(381.9)
Total stockholders' equity	5,836.2	5,745.3
Total liabilities and stockholders' equity	$9,312.0	$9,488.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year of
	2025	2024
Cash flow from operating activities:
Net income	$424.0	$1,504.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	199.9	232.0
Deferred income taxes	2.3	27.0
Stock-based compensation	146.5	158.6
Divestitures gain, net	(3.0)	(1,687.9)
Other, net	88.5	93.9
(Increase) decrease in assets:
Accounts receivable, net	(119.9)	(135.1)
Inventories	4.9	11.0
Other current and non-current assets	(72.9)	(116.3)
Increase (decrease) in liabilities:
Accounts payable	(5.4)	5.7
Accrued compensation and benefits	(22.5)	56.5
Deferred revenue	85.7	168.5
Income taxes payable	(311.2)	265.6
Other current and non-current liabilities	(30.7)	(52.5)
Net cash provided by operating activities	386.2	531.4
Cash flow from investing activities:
Divestiture of businesses, net of cash divested	(4.4)	1,923.4
Acquisitions of businesses, net of cash acquired	(4.4)	(22.0)
Purchases of property and equipment	(25.3)	(33.6)
Other, net	(2.9)	(6.7)
Net cash (used in) provided by investing activities	(37.0)	1,861.1
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	0.6	(6.5)
Repurchases of common stock	(863.4)	(175.0)
Proceeds from debt and revolving credit lines	577.2	521.2
Payments on debt and revolving credit lines	(577.2)	(2,199.4)
Other, net	(5.6)	(4.5)
Net cash (used in) financing activities	(868.4)	(1,864.2)
Effect of exchange rate changes on cash and cash equivalents	24.8	(19.4)
Net (decrease) increase in cash and cash equivalents	(494.4)	508.9
Cash and cash equivalents - beginning of period (1)	747.8	238.9
Cash and cash equivalents - end of period (1)	$253.4	$747.8

Supplemental cash flow disclosure:
Cash paid for income taxes, excluding tax for the Ag divestiture	$150.1	$106.1
Cash tax paid for the Ag divestiture	277.4	122.0

(1) Includes $9.0 million and $9.1 million of cash and cash equivalents classified as held for sale as of January 3, 2025 and December 29, 2023.

REPORTING SEGMENTS
(In millions)
(Unaudited)

	Reportable Segments
	AECO	Field Systems	T&L
Fourth Quarter of 2025
Segment revenue	$454.4	$378.9	$136.5
Cost of sales	57.8	153.2	34.7
Operating expense	196.4	111.9	70.6
Operating income	$200.2	$113.8	$31.2
Operating income %	44.1%	30.0%	22.9%

Fourth Quarter of 2024
Segment revenue	$413.8	$362.8	$206.8
Cost of sales	57.9	147.2	71.2
Operating expense	187.1	105.4	93.7
Operating income	$168.8	$110.2	$41.9
Operating income %	40.8%	30.4%	20.3%

	Reportable Segments
	AECO	Field Systems	T&L
Year of 2025
Segment revenue	$1,498.6	$1,539.5	$549.2
Cost of sales	235.1	636.7	145.2
Operating expense	751.4	424.7	283.5
Operating income	$512.1	$478.1	$120.5
Operating income %	34.2%	31.1%	21.9%

Year of 2024
Segment revenue	$1,358.6	$1,535.9	$788.8
Cost of sales	220.4	666.3	280.2
Operating expense	674.6	427.6	353.5
Operating income	$463.6	$442.0	$155.1
Operating income %	34.1%	28.8%	19.7%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Fourth Quarter of				Year of
		2025		2024		2025		2024
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$969.8		$983.4		$3,587.3		$3,683.3

GROSS MARGIN:
GAAP gross margin:		$698.1	72.0%	$681.2	69.3%	$2,477.9	69.1%	$2,396.3	65.1%
Amortization of purchased intangible assets	(A)	16.3		18.6		65.2		93.3
Stock-based compensation / deferred compensation	(C)	3.5		4.7		15.7		17.4
Restructuring and other costs	(D)	5.4		0.7		6.8		3.6
Non-GAAP gross margin:		$723.3	74.6%	$705.2	71.7%	$2,565.6	71.5%	$2,510.6	68.2%

OPERATING EXPENSES:
GAAP operating expenses:		$481.9	49.7%	$507.7	51.6%	$1,885.9	52.6%	$1,935.6	52.6%
Amortization of purchased intangible assets	(A)	(27.2)		(26.0)		(106.8)		(105.7)
Acquisition / divestiture items	(B)	(6.2)		(6.4)		(19.1)		(81.6)
Stock-based compensation / deferred compensation	(C)	(33.1)		(43.8)		(135.8)		(146.1)
Restructuring and other costs	(D)	(5.2)		(9.9)		(46.7)		(28.8)
Non-GAAP operating expenses:		$410.2	42.3%	$421.6	42.9%	$1,577.5	44.0%	$1,573.4	42.7%

OPERATING INCOME:
GAAP operating income:		$216.2	22.3%	$173.5	17.6%	$592.0	16.5%	$460.7	12.5%
Amortization of purchased intangible assets	(A)	43.5		44.6		172.0		199.0
Acquisition / divestiture items	(B)	6.2		6.4		19.1		81.6
Stock-based compensation / deferred compensation	(C)	36.6		48.5		151.5		163.5
Restructuring and other costs	(D)	10.6		10.6		53.5		32.4
Non-GAAP operating income:		$313.1	32.3%	$283.6	28.8%	$988.1	27.5%	$937.2	25.4%

NON-OPERATING EXPENSE, NET:
GAAP non-operating (expense) income, net:		$(31.6)		$(75.7)		$(82.6)		$1,545.2
Acquisition / divestiture items	(B)	10.1		4.2		8.4		(1,688.5)
Deferred compensation	(C)	(1.1)		(0.2)		(5.0)		(4.9)
Restructuring and other costs	(D)	1.0		57.3		6.8		64.1
Non-GAAP non-operating expense, net:		$(21.6)		$(14.4)		$(72.4)		$(84.1)

			Tax Rate %		Tax Rate %		Tax Rate %		Tax Rate %
			(F)		(F)		(F)		(F)
INCOME TAX PROVISION:
GAAP income tax provision:		$28.0	15.2%	$7.6	7.8%	$85.4	16.8%	$501.5	25.0%
Non-GAAP items tax effected	(E)	22.7		40.1		74.0		(352.8)
Non-GAAP income tax provision:		$50.7	17.4%	$47.7	17.7%	$159.4	17.4%	$148.7	17.4%

NET INCOME:
GAAP net income:		$156.6		$90.2		$424.0		$1,504.4
Amortization of purchased intangible assets	(A)	43.5		44.6		172.0		199.0
Acquisition / divestiture items	(B)	16.3		10.6		27.5		(1,606.9)
Stock-based compensation	(C)	35.5		48.3		146.5		158.6
Restructuring and other costs	(D)	11.6		67.9		60.3		96.5
Non-GAAP tax adjustments	(E)	(22.7)		(40.1)		(74.0)		352.8
Non-GAAP net income:		$240.8		$221.5		$756.3		$704.4

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:		$0.65		$0.36		$1.76		$6.09
Amortization of purchased intangible assets	(A)	0.18		0.18		0.71		0.80
Acquisition / divestiture items	(B)	0.07		0.04		0.11		(6.50)
Stock-based compensation	(C)	0.15		0.20		0.61		0.64
Restructuring and other costs	(D)	0.05		0.27		0.25		0.39
Non-GAAP tax adjustments	(E)	(0.10)		(0.16)		(0.31)		1.43
Non-GAAP diluted net income per share:		$1.00		$0.89		$3.13		$2.85

ADJUSTED EBITDA:
GAAP operating income:		$216.2	22.3%	$173.5	17.6%	$592.0	16.5%	$460.7	12.5%
Amortization of purchased intangible assets	(A)	43.5		44.6		172.0		199.0
Acquisition / divestiture items	(B)	6.2		6.4		19.1		81.6
Stock-based compensation / deferred compensation	(C)	36.6		48.5		151.5		163.5
Restructuring and other costs	(D)	10.6		10.6		53.5		32.4
Non-GAAP operating income:		313.1	32.3%	283.6	28.8%	988.1	27.5%	937.2	25.4%
Depreciation expense and cloud computing amortization		12.2		14.5		48.8		49.3
(Loss) income from equity method investments, net		(0.5)		—		9.3		13.9
Adjusted EBITDA:		$324.8	33.5%	$298.1	30.3%	$1,046.2	29.2%	$1,000.4	27.2%

		Year of
		2025		2024
FREE CASH FLOW:
Net cash provided by operating activities		$386.2		$531.4
Capital expenditures		25.3		33.6
Free cash flow		$360.9		$497.8

		First Quarter of 2026		Year 2026
		Low End	High End	Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share:		$0.32	$0.36	$2.04	$2.23
Amortization of purchased intangible assets	(A)	0.18	0.18	0.72	0.72
Acquisition / divestiture items	(B)	0.02	0.02	0.05	0.05
Stock-based compensation	(C)	0.18	0.18	0.66	0.66
Restructuring and other costs	(D)	0.04	0.04	0.11	0.11
Non-GAAP tax adjustments	(E)	(0.05)	(0.04)	(0.16)	(0.15)
Forecasted non-GAAP diluted net income per share:		$0.69	$0.74	$3.42	$3.62

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP measures. We believe non-GAAP financial measures provide useful information to investors and others in understanding our "core operating performance", which excludes (i) the effect of non-cash items and certain variable charges not expected to recur and (ii) transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.
The non-GAAP definitions and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expense, net as GAAP non-operating (expense) income, net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define non-GAAP income tax provision as the GAAP income tax provision adjusted for the tax effects of the non-GAAP pre-tax adjustments (A) through (D), excluding certain tax charges and benefits such as net deferred tax impacts resulting from tax amortization related to a non-U.S. intercompany transfer of intellectual property and certain acquisitions, deferred tax impacts from global intangible low-taxed income, significant reserve releases upon the expiration of statute of limitations and audit closures, and tax law changes. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company.

Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net, excluding our proportionate share of items such as goodwill impairment, amortization of purchased intangibles, stock-based compensation, and restructuring costs. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, amortization of purchased intangibles and cloud computing costs, and income from equity method investments, net.
Free Cash Flow
We define free cash flow as cash flow from operating activities minus capital expenditures. We believe this measure is important to investors evaluating our generation of cash flow.
Explanations of Non-GAAP adjustments
(A)Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude costs consisting of external and incremental costs resulting directly from acquisitions, divestitures, and strategic investment activities such as legal, due diligence, integration, and other costs, including the acceleration of acquisition stock awards and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, excludes one-time acquisition/divestiture charges, including foreign currency exchange rate gains/losses related to an acquisition, divestiture gains/losses, and strategic investment gains/losses. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring costs composed of termination benefits related to reductions in employee headcount, closure or exit of facilities, and cancellation of certain contracts, and other costs composed of one-time incremental expenses resulting from the re-audit and related remediation of control deficiencies. Non-GAAP non-operating expense net, excludes our proportionate share of items recorded in income from equity method investment items, such as goodwill impairment, amortization of purchased intangibles, stock-based compensation, and restructuring costs.
(E)Non-GAAP items tax effected. This amount represents the income tax effect of non-GAAP pre-tax adjustments, excluding certain tax charges and benefits, which reconcile the GAAP income tax provision to the non-GAAP income tax provision.
(F)Tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription and maintenance and support revenue for the current quarter and adding the portion of the contract value of all our term licenses attributable to the current quarter, then dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.
Organic Revenue
Organic revenue refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.